Exhibit 10.16

MERGER AGREEMENT

BETWEEN

PREMIER DATA SERVICES, INC.,

PREMIER DATA SERVICES ACQUISITION, INC.,

FuGEN, INC.

AND

THE STOCKHOLDERS OF FuGEN

MERGER AGREEMENT

        Premier Data Services, Inc. (“Premier”), Premier Data Services Acquisition, Inc. (“Acquisition”), FuGEN, Inc. (’FuGEN”), and the Stockholders of FuGEN listed on the signature page hereof (“Stockholders”) agree as follows effective the day set forth on the signature page below.

ARTICLE I
PRELIMINARY STATEMENT

Premier is a Delaware corporation with its principal place of business at 2 Inverness Drive East, Suite 100, Englewood, Colorado 80112. FuGEN is a Delaware corporation whose principal place of business is 6001 Montrose Road, Suite 640, Baltimore, Maryland 20852. Acquisition is a Delaware corporation with its principal place of business at 2 Inverness Drive East; Suite 100, Englewood, Colorado 80112. Both FuGEN and Premier are engaged in complementary businesses involving the use of computer software and the provision of consulting services. References herein to the “FuGEN Business” mean the business of FuGEN as it is now conducted. References herein to the “Premier Business” mean the business of Premier as it is now conducted. FuGEN, Premier, and their respective Stockholders, have determined that a merger of their businesses would be mutually advantageous, would provide synergism and economies of scale, and would provide a platform for further growth and creation of value. The parties have further determined that such a merger of their businesses can best be accomplished by a merger of FuGEN with a wholly-owned subsidiary of Premier and, accordingly, Premier has caused the formation of Acquisition as the merger partner for FuGEN. Such merger is intended to qualify as a tax-free reorganization in accordance with the provisions of Internal Revenue Code Section 368(a)(2)(D), The Stockholders constitute all of the owners of FuGEN, and all of such Stockholders have agreed to participate in the reorganization and to enter into and comply with the terms of this Agreement. FuGEN has employees who hold non- qualified stock options, and it is anticipated that all of such employees will agree to cancel such options in exchange for substantially equivalent Premier options. The ‘Surviving Corporation” is sometimes used to refer to the corporation which will exist as the result of the merger of FuGEN and Acquisition, and the “Effective Date” is the date on which the Certificate of Merger is filed with and accepted by the Secretary of State of the State of Delaware.

ARTICLE II
MERGER

2.01 Merger, Upon the terms and subject to the conditions of this Agreement, as of the Effective Date, FuGEN shall merge with and into Acquisition and the separate corporate existence of FuGEN shall thereafter cease (the “Merger”). Acquisition shall be the surviving corporation of the Merger (sometimes referred to as the “Surviving Corporation”) and shall continue to be governed by the laws of the state of Delaware, under separate corporate existence, with all its rights, privileges, immunities, powers and franchises continuing unaffected by the Merger, except as otherwise set forth in this Article U. Immediately, following the Merger. Acquisition shall change its name to FuGEN, Inc. Acquisition and FUGEN arc the “Constituent Corporations” in the Merger within the means of Section 251 of the Delaware General Corporation Law. The Merger shall have the effects specified in such Delaware law and in this Agreement.

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2.02 Certificate of Incorporation. The Certificate of Incorporation of Acquisition shall be the Certificate of Incorporation of the Surviving Corporation until duly amended further in accordance with the terms hereof and the Delaware General Corporation Law.

2.03 Bylaws. The bylaws of Acquisition in effect immediately prier to the Effective Date shall be the bylaws of the Surviving Corporation until duly amended in accordance with the terms thereof.

2.04 Directors and Officers. The Directors and Officers of Acquisition immediately prior to the Effective Date shall be the Directors and Officers of the Surviving Corporation from and after the Effective Date and until their respective successors shall have been duly elected and qualified.

ARTICLE III
PAYMENT OF AND ADJUSTMENT TO PURCHASE PRICE

3.01 Manner of Converting Shares. At the Effective Date, each of the following transactions shall be deemed to occur simultaneously

(a) FuGEN Common Shares. By virtue of the Merger, and without any further action on the part of the parties, the shares of Common Stock., 5.01 par value per share, of FUGEN (“FuGEN Common Shares”) issued and outstanding at the Effective Date shall be cancelled and the holders of FuGEN Common Shares shall be entitled to receive, in exchange therefore, subject to the provisions of Section 3.03 below, the number of shares of Common Stock, 5.001 par value per share, of Premier (“Premier Common Stock”) set forth on Schedule 3.01 attached to this Agreement corresponding to such Stockholder’s name.

(b) FuGEN Preferred Shares By virtue of the Merger, and without any further action on the part of the parties, all outstanding shares of Series A Preferred Stock, $.01 par value (the “FuGEN Preferred Shares”) of FuGEN shall be cancelled and the holders of the FUGEN Preferred Shares shall receive in exchange therefore that holders’ pro rata portion of the following consideration: (i) one hundred thousand dollars ($100,000.00) in cash, payable at the closing, (ii) one or more Promissory Notes with a total aggregate principal amount of seven hundred thousand dollars ($700,000.00) in the form attached hereto as Exhibit A (the “Promissory Notes”), and (iii) five hundred and sixty five thousand forty two (565,042) shares of Premier Common Stock, subject to the provisions of Section 3.03 below, The Promissory Notes shall be guaranteed on a non- recourse basis by certain Premier stockholders and such non-recourse guaranties shall be secured by a pledge of the Premier Common Stock held by such Premier stockholders under a Non-Recourse Guaranty and Stock Collateralization Agreement in the form attached hereto as Exhibit 2 (the “Guaranty and Stock Collateralization Agreement”). The Promissory Notes shall also be secured by a pledge of the assets of Premier pursuant to a Security Agreement in the foam attached hereto as Exhibit C (the “Security Agreement”).

(c) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, no shares of FuGEN stock held by any Stockholder who has properly exercised and perfected appraisal rights shall be exchangeable for the right to receive any shares of Premier stock.

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3.02 Certificates of Company Shares. Until surrendered and in accordance with the provisions of Section 3.01, the certificate or certificates that at the Effective Date represented issued and outstanding FuGEN shares shall represent for all purposes the right to receive the consideration into which such shares are to be converted as a result of the Merger in accordance with the terms hereof.

3.03 Holdback Stock.

(a) Rights to Holdback Stock. At’ the time of closing, each Stockholder shall be issued the number of shares of Premier Common Stock shown on Schedule 3.01 as the “Total Premier Shares.” Of the Total Premier Shares, a portion shall be delivered outright at the closing to the Stockholder, which portion is identified on Schedule 3.01 as the “Initial Shares.” The remaining balance of a Stockholder’s Total Premier Shares (if any) shall be retained by Premier, in escrow, fir a period of one year after closing to ensure compliance by FuGEN and the Stockholders with all of the representations, warranties, covenants and other undertakings made by them hereunder, which remaining balance is identified on Schedule 3.01 as the “Holdback Stock”. During the period that any Holdback Stock is held in escrow, the Shareholders to whom it would otherwise be issued shall be treated for all purposes as the owners of such stock, and shall be entitled to vote such Holdback Stock and to receive any dividends declared with respect to such Holdback Stock, On the first anniversary after closing (the “Final Distribution Date”), Premier will distribute the Holdback Stock to the respective Stockholders unless Premier has reasonably determined prior to the Final Distribution Date, that it is entitled to indemnification under Article Xl of this Agreement. Premier will have the right to cancel some or all of the Holdback Stock as satisfaction for any indemnification obligation due to Premier and/or Acquisition from the Stockholders under Article XI, and, except as otherwise provided in Article XI, any such cancellation shall be charged against the Holdback Stock of each Stockholder pro rats. Lf Premier is entitled to any indemnification and a right to cancel the Holdback Stock, it shall so notify the Stockholders in writing who have Holdback Stock subject to cancellation in writing, stating with reasonable specificity the reason for such claim and the amount of such claim. Each of the Stockholders, except Jacob Baum (“Baum”) and Sagebrook Technology Partners, L.P. (“Sagebrook”), hereby designates Terwilliger as its representative, with full authority on behalf of such Stockholder to resolve any indemnification issues winch may arise. If the parties disagree with Premier’s determination, the Stockholders may resolve the issue in accordance with arbitration as provided in Section 12.08 below.

(b) Fair Value of Holdback Stock. For purposes of determining the value of the shares of Holdback Stock, if any, to be cancelled, such shares shall be valued at the greater of (i) $.684817848 per share, which is the agreed value of the Premier Common Stock on the date of the Closing, or (ii) the fair market value of the stock as of the time of cancellation, as determined by any reasonably contemporaneous arms length sale. Such amount is hereinafter sometimes referred to as the “Fair Value” of the Holdback Stock.

3.04 Observation Rights. Martin L. Terwilliger (“Terwilliger”) will be given an observer seat on the Board of Directors of Premier and shall be appointed Chief Technology Officer of Premier immediately following the Merger. Baum will be given an observer seat on the Board of Directors of Premier for the period between the effective date of this Agreement and December 31, 2002 (the Observance Period. At the sole discretion of Hugh H. Williamson III, or the successor in interest of his shames, Baum (and/or Terwilliger) maybe added to the slate of directors presented for election at the January 2003 meeting of the shareholders of Premier. During the Observance Period and any period in which Baum and/or Terwilliger serves as a director of Premier, if any,

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Premier shall reimburse Baum and Terwilliger for travel-related expenses up to $350.00 per meeting of the Board of Directors upon receipt of documents supporting such expenses. Premier shall provide Baum and Terwilliger notice of each meeting of the Board of Directors at least two weeks in advance.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF FuGEN AND CERTAIN OF ITS
STOCKHOLDERS

FuGEN and Terwilliger jointly and severally represent and warrant to Acquisition and Premier as follows:

4.01 Organization. FuGEN is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has the corporate power and authority to own or lease its properties. carry on its business as now conducted, enter into this Agreement and the instruments, documents and agreement ancillary hereto and identified herein (the “Other Agreements”) and perform its obligations hereunder and thereunder.

4.02 Authorization; Enforceability. This Agreement and each of the Other Agreements to which the Stockholders or FuGEN, or any of them, is a party when duly executed and delivered, shall constitute the legal, valid and binding obligations of such party, enforceable in accordance with their respective terms. All actions contemplated by this Agreement have been duly and validly authorized by all necessary proceedings of the Stockholders and by FuGEN, including adoption and approval by the Board of Directors of FUGEN and all the Stockholders in accordance with the Delaware General Corporation Law.

4.03 FuGEN Shares: The authorized capital stock of FuGEN consists solely of (i) 4,000,000 shares of Common Stock, $.0l par value per share, of which 2,001,250 shares are issued and outstanding and none are held in its treasury and (ii) 1,000,000 shares of Preferred Stock, $.0l par value per share, of which 435,000 shares are issued and outstanding, and no shares arc held in its treasury. FuGEN has no other shares authorized or issued. All of the FuGEN shares axe owned of record by the respective Stockholders as set forth on Schedule 403 hereto. All the FuGEN shares shown on Schedule 4.03 as owned by Terwilliger are owned legally, beneficially and exclusively by him, such shares axe free and clear of any pledge, encumbrance, or other third party claim, and Terwilliger has good and marketable title to such shares, FuGEN has no options, warrants, or other rights outstanding except as shown on Schedule 4.03 attached hereto.

4.04 Subsidiaries and Investments. FUGEN does not own, nor has it ever owned, any shares of capital stock of, or other equity interest in, any corporation, partnership, joint venture, or other entity.
4A)S Qualification. FuGEN is duly qualified and in good standing in the states of Delaware and Maryland. It is not required to qualify as a foreign corporation in any other state or the failure to so qualify’ would not have a material adverse effect on FUGEN Business, although it does have employees in the states of Florida and California. FUGEN baa a MI time consultant working on site in Texas.

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4.06 No Violation of Laws or Agreements, Except as set forth in Schedule 4.06, the execution and delivery of this Agreement or any Other Agreement by FuGEN and/or Terwilliger, will not be in material contravention of any Agreement to which FuGEN and/or Terwilliger, respectively, are parties, contravene any law, regulation, or other legal authority to which FuGEN and/or Terwilliger are subject, nor cause any acceleration, penalty, or other maternal change pursuant to any agreement or obligation binding upon FuGEN and/or Terwilliger.

4.07 Financial Information.

(a) Financial Statements. Attached as Schedule 4.07(a) are the unaudited consolidated and consolidating balance sheets, income statements, and statements of cash flow for FUGEN as of December 31, 2Q01 (“Year End Statements”) and the interim financial statements of FuGEN as of February 28, 2002 (“Internal Financial Statements’ Both the Year End Statements and the Internal Financial Statements (collectively the “FuGEN Financial Statements”) have been prepared in accordance with general accepted accounting principles consistently applied (except that the FuGEN Financial Statements do not contain footnotes and are subject to normal arid recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude) and are accurate, correct, and complete In all material respects and present fairly the consolidated financial condition, assets, and liabilities in results of operations of FuGEN for the relevant periods.

(b) Undisclosed Liabilities. Except as set forth on Schedule 4.07(i) as of the date of execution of this Agreement and as of the time of closing, FuGEN has no material debt, obligation, or liability, absolute, fixed, contingent or otherwise, of any nature whatsoever except as shown on the FuGEN Financial Statements and except for liabilities arising in the ordinary course of business from and after the date of the most recent of the FuGEN Financial Statements. Except as set forth on Schedule 4.07(b), all such liabilities arising from and after the date of the most recent of the FuGEN Financial Statements are of similar kind and amount to those shown on the financial statements and have arisen in the ordinary course of business. Without limiting the generality of the foregoing, all debts due from FUGEN to the Chevy Chase Bank of Maryland have been paid and any security interest of record in favor of such bank will be released.

4.08 Taxes. FuGEN has timely and correctly prepared and filed all tax returns as and when due, including federal and state income tax returns, and FuGEN has paid all taxes due pursuant to such tax returns as well as any other taxes, including real and personal property taxes, franchise taxes, sales and use taxes, for which FuGEN is liable except for an outstanding tax liability of approximately $6,300 which is shown on the FuGEN Financial Statements. FuGEN has not filed and is not now subject to any extension of time with respect to the filing of any tax return. FuGEN has provided to Premier and Acquisition true and correct copies of all of its federal and state income tax returns filed for the past three years. FUGEN is not aware of any actual or threatened tax audit of FuGEN, nor is it aware of any incorrect or questionable tax decisions or filings which would be likely to result in a significant tax liability to FuGEN in the event that any such audit were to occur. FuGEN has paid all payroll taxes as and when due, maintains all required payroll accounts, and has timely paid all employee and employer withholding taxes into such accounts.

4.09 Receivables. Schedule 4.09 lists all trade and other accounts receivable of FUGEN outstanding as of March 13, 2002, presented on an aged basis. All receivables, whether reflected on the FuGEN Financial Statements or created after the date of the FUGEN Financial Statements, arose from bona fide transactions of FuGEN. Except to the extent of the recorded reserve, no doubtful

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accounts exist on the Internal Financial Statements, all of the FUGEN receivables are collectable in the ordinary course of business.

4.10 Litigation and Contingencies. Except as disclosed on Schedule 4.10 4.16, no action, suit, investigation, claim or proceeding of any nature or kind whatsoever whether civil, criminal, or administrative, is pending or, to the knowledge of FuGEN or Terwilliger, threatened, against or affecting FuGEN or any of its assets or any of the outstanding FuGEN stock. FuGEN does not have any pending litigation against any third party. Neither FuGEN nor Terwilliger is aware of any threatened litigation against FUGEN or any of its assets, nor are they aware of any threatened litigation against any third party.  Neither FuGEN nor Terwilliger is aware of any facts or circumstances likely to give rise to any such litigation.

4.11 Contracts. Set forth on Schedule 4.11 attached hereto is a list of all of the material contracts of FuGEN. Neither FuGEN nor any other party is in material breach of any of such contracts or Other Agreements except as indicated on Schedule 4.11. All of such contracts have been entered into in the ordinary course of the FuGEN Business and, to the best knowledge of FuGEN, all of the material contracts are in full force and effect, and are valid, binding and enforceable in accordance with their terms, except to the extent that the enforceability thereof may be affected by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally or by court- applied equitable principles.

4.12 Compliance With Law. FUGEN holds all material licenses, permits, and other legal authority necessary to conduct the FuGEN Business. From and after the Effective Date, Premier and Acquisition will have the legal authority to continue operating the FuGEN Business, subject to changes in applicable laws and regulations and subject to any applicable renewal filings due after the Effective Date.

4.13 Affiliated Transactions. No officer, director, Stockholder, or other party affiliated with FuGEN is, or has been during the past three (3) years, a party (directly or indirectly) to any transaction, agreement, or other understanding with FuGEN except pursuant to agreements or arrangements fully disclosed on Schedule 4.13 attached hereto. No such affiliated party has or will have any claim against the Surviving Corporation as a result of transactions contemplated herein.

4.14 Employees and Benefits.

(a) Employees. Attached hereto as Schedule 4.14(a) is a list of all of the FuGEN employees including the date of first hire, social security number, rate of compensation, and any accrued rights (including vacation accruals) to which such employee is entitled or Will be entitled as of the Effective Date. None of FuGEN’ employees are parties to any employment agreement or other contract with FUGEN, nor are any of such employees entitled to any fringe benefits or other compensations from FuGEN except as reflected on Schedule 4.14(a). None of the FuGEN employees is subject to any collective bargaining agreement or other union agreement, nor is FuGEN or any Stockholder aware of any effort to organize the work force at FuGEN. No material disputes or claims against FuGEN exist on behalf of any of its present or former employees including, but not limited to, claims for unemployment compensation, workers’ compensation, violation of wage and hour laws, claims relating to past compensation, or claims relating to unjust termination. FUGEN is in compliance in all material respects with the Occupational Safety and Health Act and all rules and regulations promulgated hereunder, and FuGEN has complied in all material respect with all other applicable domestic statutes, rules and regulations relating to the employment of its employees including the Americans With Disabilities Act, the Family and Medical Leave Act, and all other

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federal, state, and local rules and regulations. To the best knowledge of FUGEN, none of FuGEN, its officers, directors or employees has discriminated on the basis of gender age, national origin, religious preference, sexual orientation, or on any other basis, nor has FuGEN to its best knowledge, engaged in or permitted any sexual harassment of any nature whatsoever to affect its employees. FuGEN is current in all of its material obligations to employees with respect to those benefits and plans which it does maintain.

(b) Benefit Arrangements. Schedule 4.14(b) contains a true, complete and accurate list of all written or oral benefit plans, arrangements or agreements, including all employment manuals or policies that cover or relate to employees or former employees of FuGEN. FUGEN baa provided to Acquisition and Premier true, complete and accurate copies of written arrangements with respect to such benefits. With respect to any benefit for employees which does not exist in written form, a true, accurate in all material respects, written description of such arrangement has been provided to Acquisition and Premier. To the extent applicable, each such arrangement is in compliance with the requirements of the Employee Retirement Income Security Act of 1974 as amended from time to time and any equivalent state laws, and with the Internal Revenue Code of 1986, as amended from time to lime.

4.15 Insurance. Schedule 4.15 discloses all insurance policies with respect to which FuGEN is the owner, insured, or beneficiary, or for which it has or may have any obligation to make any premium payments. To the best of FuGEN’s belief, such policies are reasonable, in both scope and amount, in light of the known, foreseeable risks attendant to the FuGEN Business and are comparable in coverage to policies customarily maintained by like businesses. All such insurance policies will remain in effect from and after the Effective Date, subject to payment of premiums and applicable renewal periods. For the past three (3) years, all insurance policies relating to liability coverage maintained by or for the benefit of FuGEN have been “occurrence” policies and not “claims made” policies.

4.16 Intellectual Property Rights. Schedule 4.16 attached hereto discloses all the trademark and service mark rights, applications and registrations, trade names, fictitious names, service marks, logos and brand names, copyrights, copyright applications, letters patent, patent applications, and licenses to any of the foregoing owned or used by FuGEN in or applicable to the FuGEN Business which are material to such FuGEN Business (the ‘Proprietary Assets”). Except as disclosed in Schedule 4.16, to the best of its knowledge, FuGEN has the entire right, title and interest in and to, or has a valid and binding license to use, the intellectual property rights disclosed on Schedule 4.16 and all processes, know how, show how, formulae, trade secrets, inventions, discoveries, improvements, and other proprietary tights, specifically including rights to all of the computer software utilized by FuGEN in the course of the FuGEN Business, other than off the shelf, commercially available products. Schedule 4.16 separately discloses all intellectual property material to the FuGEN Business under license. To FuGEN’s knowledge, all of its intellectual property rights in the Proprietary Assets are valid and not subject to any interference, opposition, reexamination or cancellation. To the knowledge of FuGEN and the Stockholders, no third party is infringing upon, nor has any such person misappropriated, any intellectual property rights of FuGEN in the Proprietary Assets. FuGEN has no knowledge of any facts or circumstances that may constitute and infringement by FuGEN of the intellectual property rights of any other party.

4.17 Environmental Matters. FuGEN is in full compliance with all applicable federal, state and local laws, mica, and regulations relating to environmental regulations and to the disposal of waste products, including but not limited to those products defined as hazardous waste under

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applicable laws except where the failure to be in compliance would not have a material adverse effect on the financial condition of FuGEN, To the best of its knowledge, FuGEN does not lease, own, or operate a facility on, and has not leased, owned or operated a facility on, any land or real property subject many environmental contamination, violation, or requirement for cleanup or any environmental remediation. FuGEN is not, to the best of its knowledge, subject to any claim for environmental cleanup or remediation.

4.18 Customer Relationships. Neither FuGEN nor Terwilliger has any information or reason to believe that any of FuGEN’s customers or suppliers will cease to do business with the Surviving Corporation after the Effective Date, or will alter their present volume or terms of business. There are no material disagreements or controversies pending, nor to the best knowledge of FUGEN and the Stockholders, threatened by any customer, supplier or independent contractor that does business with FuGEN, nor has any such customer or other third party made any claims or complaints regarding the services or products provided by FuGEN. All suppliers and contractors have been timely paid by FuGEN. Except as set firth on Schedule 4.18, there are no special relations (personal or otherwise, such as payment in kind arrangements, rebates or other incentives) between FuGEN and any third party. Neither FuGEN nor any officer, director, Stockholder or other affiliate of FuGEN has any ownership or other monetary interest in any competitor, customer, or supplier of FuGEN.

4.19 Obligations to Brokers. Neither FuGEN nor any of the Stockholders has incurred any obligation for the payment of any brokerage commission, finder’s fee, or other compensation relating to this Agreement or to the consummation of the transactions provided for herein.

4.20 Investment Representations. Terwilliger represents and warrants that he has received all information which he has requested or which he believes is appropriate, for evaluation of Premier. Terwilliger is familiar with the business of Premier, believes that he is fully qualified to make a knowledgeable investment decision with respect to accepting shares of Premier stock in exchange for his FUGEN stock. Terwilliger recognizes that the Premier Stock issued hereunder has not been registered, that such stock bears a restrictive legend, and that such stock can be sold only under limited circumstances in an exempt private placement offering pursuant to an opinion of counsel or other evidence acceptable to Premier to the effect that such transfer is in compliance with all applicable securities laws. Terwilliger intends to hold the Premier stock for investment purposes and not to sell or otherwise transfer such stock except in accordance with the terms hereof. Terwilliger agrees to sign an Investor Letter in the form attached hereto as Exhibit D confirming and elaborating on the provisions of this paragraph.

4.21 Complete Disclosure. This Agreement and the Other Agreements do not contain any untrue statement of a material fact by FuGEN or Terwilliger. This Agreement and such Other Agreements do not omit to state any material fact necessary in order to make the statements herein or therein by FuGEN or Terwilliger, in light of the circumstances under which they are made, not misleading.

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ARTICLE V
REPRESENTATIONS AND WARRANTIES OF JOEL GILLMAN, SAGEBROOK
TECHNOLOGY   Partners, LP. AND BAUM

Joel Giliman, Sagebrook Technology Partners, L.P. and Baum (each referred to herein as an “Outside Stockholder”) severally and not jointly represent and warrant to Acquisition and Premier as follows:

5.01 Authorization; Enforceability. This Agreement and each of the Other Agreements to which such Outside Stockholder is a party when duly executed and delivered, shall constitute the legal, valid and binding obligations of such party, enforceable in accordance with their respective terms. To the knowledge of such Outside Stockholder, all actions contemplated by this Agreement have been duly and validly authorized by all necessary proceedings of the Stockholders and by FUGEN, including adoption and approval by the Board of Directors of FuGEN and all the Stockholders in accordance with the Delaware General Corporation Law.

5.02 FuGEN Shares. All the FuGEN shares shown on Schedule 4.03 as owned by such Outside Stockholder are owned legally, beneficially and exclusively by him, such shares are free and clear of any pledge, encumbrance, or other third party aim, and such Outside Stockholder has good and marketable title to such shares,

5.03 No Violation of Laws or Agreements. Except as act forth in Schedule 5.03, the execution and delivery of this Agreement or any Other Agreement by such Outside Stockholder, will not be in material contravention of any Agreement to which the Outside Stockholder, is a party, contravene any law, regulation, or other legal authority to which such Outside Stockholder is subject, nor cause any acceleration, penalty, or other material change pursuant to any agreement or obligation binding upon such Outside Stockholder.

5.04 Affiliated Transactions. Such Outside Stockholder is not, nor has been during the past three (3) years, a party (directly or indirectly) to any transaction, agreement, or other understanding with FuGEN except pursuant to agreements or arrangements fully disclosed on Schedule 5.04 attached hereto. Such Outside Stockholder does not have any claim against the Surviving Corporation as a result of transactions contemplated herein.

5.05 Obligations to Brokers. Such Outside Stockholder has not incurred any obligation fur the payment of any brokerage commission, finder’s fee, or other compensation relating to this Agreement or to the consummation of the transactions provided fur herein.

5.06 Investment Representations Such Outside Stockholder represents and warrants that it has received all information which it requested or which it believes is appropriate, fur evaluation of Premier. Such Outside Stockholder is familiar with the business of Premier, believes that it is filly qualified to make a knowledgeable investment decision with respect to accepting shares of Premier stock in exchange for its FuGEN stock. Such Outside Stockholder recognizes that the Premier Stock issued hereunder has not been registered, that such stock bears a restrictive legend, and that such stock can be sold only under limited circumstances in an exempt private placement offering pursuant to an opinion of counsel or other evidence acceptable to Premier to the effect that such transfer is in compliance with all applicable securities laws. Such Outside Stockholder intends to hold the Premier stock fur investment purposes and not to sell or otherwise transfer such stock except in accordance with the terms hereof. Such Outside Stockholder agrees to sign an investor

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Letter in the form attached hereto as Exhibit 1) confirming and elaborating on the provisions of this paragraph.

5.07 Complete Disclosure. This Agreement and the Other Agreements do not contain any untrue statement of a material fact by such Outside Stockholder. This Agreement and such Other Agreements do not omit to state any material fact necessary in order to make the statements herein or therein by such Outside Stockholder, in light of the circumstances under which they are made, not misleading.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF ACQUISITION AND PREMIER

Premier and Acquisition jointly and severally represent and warrant to FuGEN and the Stockholders as follows;

6.01 Organization, Premier and Acquisition each is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has the respective corporate power and authority to own or’ lease its properties, carry on its business as now conducted, cuter into this Agreement and the instruments, documents and agreements ancillary hereto (the “Other Agreements”) and perform its obligations hereunder and thereunder.

6.02 Authorization; Enforceability, This Agreement and each of the Other Agreements to which Premier or Acquisition, or either of them, is a party when duly executed and delivered, shall constitute the legal, valid and binding obligations of such party, enforceable in accordance with their respective terms. All actions contemplated by this Agreement have been duly and validly authorized by all necessary corporate proceedings, including adoption and approval by the Board of Directors of Premier and Acquisition in accordance with the Delaware General Corporation Law.

6.03 Premier Shares. The authorized capital stock of Premier consists solely of (i) 30,000,000 shares of Common Stock, $001 par value per share, of which 10,000,000 shares are issued and outstanding and none are held in its treasury; and (ii) 10,000,000 shares of Preferred Stock, 5.001 par value per share, of which 3,122,305 shares are issued and outstanding, and no shares are held in its treasury. Premier has no other shares authorized or issued. Premier has no options warrants, or other rights outstanding except as shown on Schedule 6.03 attached hereto.

6.04 Subsidiaries and Investments, Premier does not own, nor has it ever owned, any shares of capital stock of, or other equity interest in, any corporation, partnership, joint venture, or other entity except Acquisition.

6.05 Qualification. Premier is duly qualified and in good standing in the states of Delaware and Colorado. It is not required to qualify as a foreign corporation in any other state or the failure to so qualify would not have a material adverse effect on its business.

6.06 No Violation of Laws or Agreements. Except as set forth in Schedule 06, the execution and delivery of this Agreement or any Other Agreement by Premier and/or Acquisition, will not be in material contravention of any Agreement to which either of them, respectively, are parties, contravene any law, regulation, or other legal authority to which either of them is subject, nor

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cause any acceleration, penalty, or other material change pursuant to any agreement or obligation binding upon Premier and/or Acquisition.

6.07 Financial information.

(a) Financial Statements. Attached as Schedule 6.O7(’J are the audited consolidated and consolidating balance sheets, income statements, and statements of cash flow for Premier as f December 31, 2001 (“Year End Statements”) and the unaudited interim financial statements of Premier as of February 28, 2002 (“Internal Financial Statements”). Both the Year End Financial Statements and the Internal Financial Statements (collectively the “Premier Financial Statements”) have been prepared in accordance with general accepted accounting principals consistently applied (except that the Internal Financial Statements do not contain footnotes and axe subject to normal and recurring year-end audit adjustments, which will net individually or in the aggregate, be material in magnitude) and are accurate, correct, and complete in all material respects and present fairly the consolidated financial condition, assets, and liabilities in results of operations of Premier for the relevant periods.

(b) Undisclosed Liabilities Except as set forth on Schedule 6.070) as of the date of execution of this Agreement and as of the time of closing, Premier has no material debt, obligation, or liability, absolute, fixed, contingent or otherwise, of any nature whatsoever except as shown on the Premier Financial Statements and except for assets and liabilities arising in the ordinary course of business from and after the date of the most recent of the Premier Financial Statements. All such liabilities and assets arising from and after the date of the most recent of the Premier Financial Statements are of similar kind and amount to those shown on the financial statements and have arisen in the ordinary course of business.

6.08 Taxes. Premier has timely and correctly prepared and filed all tax returns, including federal and state income tax returns, and Premier has paid all taxes due pursuant to such tax returns as well as any other taxes, including real and personal property taxes, franchise taxes, sales and use taxes, for which Premier is liable. Premier has not filed and is not now subject to any extension of time with respect to the filing of any tax return. Premier has provided to FuGEN true and correct copies of all of its federal and state income tax returns filed for the past three years. Premier is not aware of any actual or threatened tax audit, nor is it aware of any incorrect or questionable tax decisions or filings which would be likely to result in a significant tax liability to Premier in the event that any such audit were to occur. Premier has paid all payroll taxes as and when due, maintains all required payroll trust accounts, and has timely paid all employee and employer withholding taxes into such accounts.

6.09 Receivables. Schedule 6.09 lists all trade and other accounts receivable of Premier outstanding as of March 12, 2002, presented on an aged basis. All receivables, whether reflected on the Premier Financial Statements or created after the date of the Premier Financial Statements, arose from bans fide transactions of Premier. Except to the extent of the recorded reserve, no doubtful accounts exist on the internal Financial Statements, all of the Premier receivables are collectable in the ordinary course of business and will be substantially collected in all material respects within 90 days after having been created,

6.10 Litigation and Contingencies. Except for a dispute with IHS Energy Group winch has been disclosed to FuGEN and subsequently resolved, no action, suit, investigation, claim Or proceeding of any nature or kind whatsoever whether civil, criminal, or administrative, is pending or,

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to the knowledge of Premier, threatened, against or affecting Premier or any of its assets or any of the outstanding Premier stock. Premier does not have any pending litigation against any third party.
Premier is not aware of any threatened litigation against it (or Acquisition) or any of their assets, nor is it aware of any facts or circumstances likely to give rise to any such litigation.

6.11 Contracts. Set firth on Schedule 6.11 attached hereto is a list of all of the material contracts of Premier. Neither Premier nor any other party is in material breach of any of such contracts or Other Agreements except as indicated on Schedule 6.11. All of such contracts have been entered into in the ordinary course of the Premier Business and, to the best knowledge of Premier, all of the material contracts are in full force and effect, and are valid, binding, and enforceable in accordance with the terms, except to the extent that the enforceability thereof may be affected by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally or by court applied equitable principles.

6.12 Compliance With Law. Premier holds all licenses, permits, and other legal authority necessary to conduct the Premier Business, subject to changes in applicable laws and regulations ad subject to any applicable renewal filings due after the Effective Date.

6.13 Affiliated Transactions, No officer, director, Stockholder, or other party affiliated with Premier is, or has been during the past three (3) years, a party (directly or indirectly) to any transaction, agreement, or other understanding with Premier except pursuant to agreements or arrangements fully disclosed on Schedule 6.13 attached hereto. No such affiliated party has or will have any claim against the Surviving Corporation as a result of transactions contemplated herein.

6.14 Employee Benefits. Schedule 6.14 contains a true, complete and accurate list of all written or oral benefit plans, arrangements or agreements, including all employment manuals or policies that cover or relate to employees or former employees of Premier. Premier has provided to FuGEN and the Stockholders true, complete and accurate copies of written arrangements with respect to such benefits. With respect to any benefit for employees which does not exist in written form, a true, accurate in all material respects, written description of such arrangement has been provided to FuGEN and the Stockholders. To the extent applicable, each such arrangement is in compliance with the requirements of the Employee Retirement income Security Act of 1974 as amended from time to time and any equivalent state laws, and with the Internal Revenue Code of 1986, as amended from time to time.

6.15 Intellectual Property Rights. Schedule 6.15 attached hereto discloses all the trademark and service mark tights, applications and registrations, trade names, fictitious names, service marks, logos and brand names, copyrights, copyright applications, letters patent, patent applications, and licenses to any of the foregoing owned or used by Premier in or applicable to the Premier Business which are material to such Premier Business (the “Proprietary Assets”). Except as disclosed in Schedule 6.15, to the best of its knowledge, Premier has the entire right, title and interest in and to, or has a valid and binding license to use, the intellectual property rights disclosed on Schedule 6.15 and all processes, know how, show how, formulae, trade secrets, inventions, discoveries, improvements, and other proprietary tights, specifically including rights to all of the computer software utilized by Premier in the course of the Premier Business, other than off the shelf commercially available products. Schedule 6.15 separately discloses all intellectual property material to the Premier business under license. To Premier’s knowledge, all of Its intellectual property material to the Premier Business rights in the Proprietary Assets are valid and not subject to any interference, opposition, reexamination or cancellation. To the knowledge of Premier and the

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Stockholders, no third party is infringing upon, nor has any such person misappropriated, any intellectual properly rights of Premier in the Proprietary Assets Premier has no knowledge of any facts or circumstances that may constitute an infringement by Premier of the intellectual property rights of any other party.

6.16 Employees. No material disputes or claims against Premier exist on behalf of any of its present or former employees including, but not limited to, claims for workers’ compensation, violation of wage and hour laws, claims relating to past compensation, or claims relating to unjust termination. Premier is in compliance in all material respects with the Occupational Safety and Health Act and all rules and regulations promulgated thereunder, and. Premier has complied in all material respect with all other applicable domestic statutes, rules and regulations relating to the employment of its employees including the Americans With Disabilities Act, the Family and Medical Leave Act, and all other federal, state, and local rules and regulations. To the best knowledge of Premier, none of Premier, its officers, directors or employees has discriminated on the basis of gender, age, national origin, religious preference, sexual orientation, or on any other basis, nor has Premier to its best knowledge, engaged in or permitted any sexual harassment of any nature whatsoever to affect its employees. Premier is current in all of its material obligations to employees with respect to those benefits and plans which it does maintain.

6.17 Environmental Matters. Premier is in full compliance with all applicable federal, state and local laws, rules, and regulations relating to environmental regulations and to the disposal of waste products, including but not limited to those products defined as hazardous waste under applicable laws. Premier does not lease, own, or operate a facility on, and has not leased, owned or operated a facility on, any land or real property subject to any environmental contamination, violation, or requirement for cleanup or any environmental remediation. Premier is not, to the best of its knowledge, subject to any claim for environmental cleanup or remediation.

6.18 Obligations to Brokers. Neither Premier nor Acquisition has incurred any obligation for the payment of any brokerage commission, finder’s fee, or other compensation relating to this Agreement or to the consummation of the transactions provided for herein.

6.19 Complete Disclosure. This Agreement and the Other Agreements do not contain any untrue statement of a material fact by Premier or Acquisition. This Agreement and such Other Agreements do not omit to state any material fact necessary in order to make the statements herein or therein by Premier or Acquisition, in light of the circumstances under which they are made, not misleading.

ARTICLE VII
COVENANTS OF PARTIES

7.01 Conduct of Business Pending Closing. From and after the date hereof and until the Effective Date, except as required by this Agreement or except as Acquisition shall otherwise consent in writing, FUGEN shall do the following:

            (a) Affirmative Obligations. FUGEN shall: (i) conduct the FuGEN Business in the ordinary course and consistent with past practice; (ii) maintain its property, equipment and other assets consistent with past practice; (iii) timely comply with the provisions of all agreements and permits; (iv) use its reasonable best efforts to maintain the FuGEN Business, keep its business

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organization intact, keep available the services of its present employees and contractors, and preserve the goodwill of its customers and other third parties; and (v) maintain in full force and effect all policies of insurance disclosed in Schedule 4.15.

(b) Negative Covenants. FuGEN shall not: (1) amend its Certificate of incorporation or Bylaws; (ii) change its authorized or issued capital stock or issue any stock or rights with respect to any shares of its capital stock; (iii) enter into any contract or commitment, the performance of which might extend beyond the closing except for obligations made in the ordinary course of business; (iv) cuter into any employment contract ox’ arrangement which is not terminable at will and without penalty or other obligations; (v) fail to pay any tax or other liability when due; (vi) make, change or revoke any tax election or make any agreement or settlement with my taxing authority; (vii) take any action or omit to take any action that will cause a breach or termination of any agreement to which it is a party; or (viii) increase any employee’s compensation or benefits or hire any additional employees.

7.02 Conduct of Business Pending Closing. From and after the date hereof and until the Effective Date, except as required by this Agreement or except as FuGEN shall otherwise consent in writing, Premier shall do the following:

(a) Affirmative Obligations. Premier shall: (i) conduct the Premier Business in the ordinary course and consistent with past practice; (ii) maintain its property, equipment and other assets consistent with past practice; (iii) timely comply with the provisions of all agreements and permits; (iv) use its reasonable best efforts to maintain the Premier Business, keep its business organization intact, keep available the services of its present employees and contractors, and preserve the goodwill of its customers and other third parties; and (v) maintain in full force and effect all policies of insurance disclosed in Schedule 4.15.

(b) Negative Covenants. Premier shall not (i) amend its Certificate of Incorporation or Bylaws; or (ii) change its authorized or issued capital stock or issue any stock or rights with respect to any shares of its capital stock.

7.03 Capital Expenditures. From and after the date hereof and through the closing date, FUGEN shall not make capital expenditures in an aggregate amount in excess of$ 10,000.

7.04 Access To information and Documents. FuGEN shall give to Premier and Acquisition and to the employees and representatives (including accountants, attorneys, and consultants) of Premier and Acquisition access to all the properties, books, tax returns, contracts, files, records, officers, personnel and accountants (including independent public accountants and their audit work papers) and shall furnish to Premier and Acquisition all such documents and copies of documents as Premier and Acquisition may reasonably request.

7.05 Terwilliger Agreement. Acquisition and Premier will enter into an Agreement with Terwilliger (the “Terwilliger Agreement”), which shall be delivered at closing, providing for the following: (1) promptly after the closing, release of Terwilliger from any contingent liability with respect to the indebtedness of FuGEN on a corporate line of credit to the Bank of America and (ii) the employment of Terwilliger by Premier and/or Acquisition on employment terms substantially similar to those which are now applicable to him.

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7.06 Financial Reports Upon request, Premier will deliver to each Stockholder who owns not lees than 100,000 shares of Premier stock, annual and quarterly unaudited financial statements (or audited statements if prepared) as such statements are available to Premier. This right to receive financial statements will be an addition to, and not substitution for, any right which Stockholders have to examine the books and records of Premier.

7.07 Legal Expenses. Each party hereto shall be responsible for its own legal expenses. Notwithstanding the foregoing, Premier agrees to pay up to $15,000 of legal fees incurred by the Stockholders as a group provided that a majority of the Stockholders agree on a legal counsel.

7.08 Option Holders. FUGEN has granted nonqualified Stock Options to a number of individuals, all of whom are listed on Schedule 493 attached hereto (“Option Holders”). Each Option Holder has the right to purchase FuGEN stock on the terms and at the price set forth on Schedule 4.03. It is anticipated that each of the Option Holders will agree to terminate his Option rights with respect to FUGEN, and Premier will enter into substantially equivalent option agreements with each such Option Holder with respect to Premier Stock. Each of the Option Holders will execute and agree to the standard documentation required by Premier with respect to its stock option programs.

ARTICLE VIII
Conditions TO CLOSING

8.01 Conditions Precedent to Obligations of Acquisition and Premier. The obligations of Acquisition and Premier to proceed with the closing under this Agreement arc subject to the fulfillment prior to or at closing of the following conditions, any one or more of which may be waived in whole or in part by Acquisition and Premier at their sole option.

(a) Due Diligence. All due diligence preferred by Acquisition and Premier shall have been completed to their satisfaction.

(b) No Material Changes. The business, assets, financial conditions, operations. results of operations, and prospects of FuGEN and the FuGEN Business shall be substantially as have been represented herein and no material adverse change shall have occurred.

(c) Final Agreements. This Agreement and all Other Agreements shall have been agreed to and executed by all parties.

(d) Board Approval. The Board of Directors of Premier shall have approved this transaction.

(e) Compliance Certificate. Premier shall have received a certificate, in form satisfactory to Acquisition and Premier confirming the identity of all current officers, directors and stockholders of FuGEN and attesting as to the authenticity and current status of FuGEN’s Certificate of Incorporation, Bylaws, and board and stockholder action approving the transactions contemplated hereby, copies of which shall be attached.

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       (1) Option Holders. Each of the Option Holders shall have entered into agreements with Premier as required under Section 7.09.

8.01 Conditions Precedent to Obligations of FuGEN and Stockholders. The obligations of the Stockholders and FuGEN to proceed with the closing under this Agreement are subject to the fulfillment prior to or at closing of the following conditions, any one or more of which may be waived in whole or in part by FuGEN and each of the Stockholders (but only for itself and not the other Stockholders) at their sole option.

(a) No Material Changes. Business, assets, financial conditions, operations, and results of operations of Premier shall be substantially as have been represented herein and no material adverse change shall have occurred.

(b) Final Agreements. This Agreement and all Other Agreements shall have been agreed to and executed by all parties.

(c) Board Approval. The Board of Directors of FuGEN shall have approved this transaction.

(d) Compliance Certificate, FuGEN arid the Stockholders shall have received a certificate, in form satisfactory to them confirming the identity of all current officers, directors and stockholders of Premier and Acquisition and attesting as to the authenticity and current status of Premier’s and Acquisitions Certificate of Incorporation, Bylaws, and board and stockholder action approving the transactions contemplated hereby, copies of which shall be attached.

(e) Terwilliger Agreement. Premier shall have executed and delivered to Terwilliger the Terwilliger Agreement.

(f) Investors Rights Agreement. Premier shall have executed and delivered to each of the Stockholders the Investor Rights Agreement attached hereto as Exhibit H (the “Investors Rights Agreement’).

(g) Promissory Notes and Security Agreement. Premier shall have executed and delivered to Baum and Sagebrook the Promissory Notes and the Security Agreement.

(h) Guaranty and Stock Collateralization Agreement. Premier shall have cued the Premier stockholders who are parties to the Guaranty and Stock Collateralization Agreement to have executed and delivered to Baum and Sagebrook the Guaranty and Stock Collateralization Agreement.

ARTICLE IX
CLOSING

The closing of all transactions provided for herein shall occur at the offices of Krendl Krendl Sacbnoff& Way, P.C., 370 Seventeenth Street, Suite 5350, Denver, Colorado 80202, on March ___2007. Documents may be exchanged by email and facsimile transmission. Documents so executed and delivered Will be legally effective, but each party hereto agrees to confirm such documents by subsequent delivery of signed originals. All transactions provided (hr at closing shall be deemed to have occurred simultaneously, and no such transactions shall be effected until all have

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been completed. The Effective Date of the Merger shall be the date of filing with and acceptance by the Secretary of State of the State of Delaware unless otherwise agreed by FuGEN and Premier.

(a) Certificates representing all the Outstanding Shares of FuGEN shall be endorsed and delivered by the respective Stockholders.

(b) Each of the Stockholders shall execute and deliver to Premier an Investor Letter in the form attached hereto as Exhibit D.

(c) FUGEN shall deliver true and correct copies of its Certificate of Incorporation, Bylaws, stock records, and corporate minutes.

(d) The secretary of FuGEN shall execute and deliver verified resolutions showing necessary approval of the transactions provided for herein by the Stockholders and directors of FuGEN.

(e) Each of the Stockholders shall execute a Release in the form attached hereto as Exhibit F.

(f) Each of the officers and directors of FuGEN shall resign.

(g) The secretary of Premier shall execute and deliver verified resolutions showing necessary approval of the transactions provided for herein by Acquisition and Premier

(h) Premier shall deliver to each of the Stockholders the Stock Certificate or Certificates to which they are entitled.

(i) Each of the Option Holders and Parties will execute and deliver all agreements required by Section 7.07.

(j) Premier and Terwilliger will execute and deliver the Terwilliger Agreement.

(k) Premier and the Stockholders will execute and deliver the Investor Rights Agreement.

(1) Premier will execute and deliver to Baum arid Sagebrook the Promissory Notes and the Security Agreement.

(m) The Premier stockholders who are parties to the Guaranty and Stock Collateralization Agreement shall execute and deliver to Baum and Sagebrook the Guaranty and Stock Collateralization Agreement.

(n) The parties shall execute and deliver such Other Agreements and documents as the other parties hereto may reasonably request to effect the transactions contemplated hereby.

(o) Premier shall execute and deliver to Baum and Sagebrook an Option to Sell Shares in the form of Exhibit G.

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ARTICLE X
TERMINATION

This Agreement may be terminated at any time prior to closing by: (i) mutual consent of Acquisition, the Stockholders, and FuGEN; (ii) Acquisition, f any of the conditions specified in Section 8.01 have not been fulfilled by March __, 2002; or (iii) FuGEN or the Stockholders, if any of the conditions specified in Section 8.02 have not been fulfilled by March _, 2002.

ARTICLE XI
MUTUAL INDEMNIFICATION

11.01 Stockholders’ Indemnity. The Stockholders severally but not jointly agree to indemnify and hold harmless Premier, Acquisition, and their respective representatives, officers, directors, members, employees, agents, affiliates, predecessors, successors, and assigns (Premier Indemnified Parties”) from and against any and all costs, losses, liabilities, damages, litigation, claims, costs, and expenses, including reasonable attorneys’ fees and other expenses of investigation in defense, collectively, the “Damages” to which the Premier Indemnified Parties may become subject or which are incurred in connection with, arise out of, result from, or are attributable to any material breach of the terms of this Agreement, any Other Agreements, or any certificate or other document delivered hereunder or pursuant hereto by FUGEN, or any of the Stockholders (but in the case of a breach by a Stockholder, only the breaching Stockholder shall be liable) including any material breach or of any representation or warranty made by FuGEN or the Stockholders, or the failure of FuGEN or any Stockholder to perform materially any of the covenants or obligations contained herein or in any certificate or other document delivered hereunder or pursuant hereto. Without limiting the generality of the foregoing, subject to the last two sentences of this Section 11.01, the Stockholders expressly agree to indemnify and hold harmless the Premier Indemnified Parties for any Damages to which the Premier Indemnified Parties rosy become subject or which are incurred in connection with, arise out of; result from, or are attributable to: (i) any actions or failures to act by FuGEN or any Stockholder which occurred on or before the closing; (ii) any fraud or intentional misrepresentation of FuGEN or any of the Stockholders; or (iii) any material noncompliance or violation of any local, state or federal law, statute, regulation or ordinance by FuGEN occurring before the closing. Notwithstanding the foregoing, with the exception of claims based on fraud, the Stockholders shall not be required to make any indemnification payment pursuant to this Section 11.01 until such time as the total amount of all Damages that have been suffered or incurred by the Premier Indemnified Parties exceeds $5,000 in the aggregate. If the total amount of such Damages exceeds $5,000, then the Premier Indemnified Parties shall be entitled to be indemnified against and compensated and reimbursed the all Damages. With the exception of claims based upon fraud or which arc based on the representations in Sections 4.03 and 5.02 (involving title of the FuGEN shares), with respect to claims made from the closing through the date ninety days following the closing, the sole and exclusive remedy of the Premier Indemnified Parties monetary damages under the indemnification provisions contained in, and/or any breach of; this Agreement, shall be to (a) the Holdback Stock and (b) that number of Initial Shares received by Terwilliger which  together with the Holdback Stock issued to Terwilliger, equals 50% of the Total Premier Shares issued to Terwilliger. With the exception of claims based upon fraud or which are based on the representations in Sections 4.03 and 5.02 (involving title of the FuGEN shares), with respect to claims made date ninety-one days following the closing through one (1) year following closing, the sole and exclusive remedy of the Premier Indemnified Parties for monetary damages under the

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indemnification provisions contained in, and r any breach of, this Agreement, shall be to the Holdback Stock, in the event that an indemnification obligation arises under this Agreement as a result of a breach, misrepresentation, fraud, act or failure to act of one or more Stockholders, only such Stockholder or Stockholders shall be liable for the Damages associated with such indemnification obligation and any recourse of the Premier Indemnified Parties to the Holdback Stock or other Premier Shares shall be solely to the Holdback Stock or other Premier Shares owned by such Stockholder or Stockholders. Each Other Stockholder shall only be liable for Damages resulting from a breach, misrepresentation, fraud, act or failure to act of such Other Stockholder.

11.02 Premier’s Indemnity, Premier agrees that it will indemnify and hold harmless the Stockholders from and against any and all Damages to which the Stockholders, and their respective representatives, officers, directors, members, employees, agents, affiliates, predecessors, successors, and assigns (“Stockholder Indemnified Parties”) or any of them, may become subject or which are incurred in connection with, arise out of, result from, or are attributable to any material breach of the terms of this Agreement or any Other Agreement, certificate or other document delivered hereunder by Premier or Acquisition, including any material breach of any representation or warranty made by Premier or Acquisition, or the failure of Premier and/or Acquisition to perform materially any of the covenants or obligations contained herein or any certificate or other document delivered hereunder or pursuant hereto. Notwithstanding the foregoing, with the exception of claims based on fraud, Premier and Acquisition shall not be required to make any indemnification payment pursuant to this Section 11.02 until such nine as the total amount of all Damages that have been suffered or incurred by the Stockholders exceeds $5,000 in the aggregate. If the total amount of such Damages exceeds $5,000, then the Stockholder Indemnified Parties shall be entitled to be indemnified against and compensated and reimbursed for all Damages. With the exception of claims based upon fraud, the indemnification obligation of Premier and Acquisition shall not exceed the following; (i) from the closing through the date 90 days following the closing, in an amount equal to the Pair Value of the Holdback Stock and the Fair Value of the Premier Common Stock received by Terwilliger, Baum, and Sagebrook, (in excess of the Holdback Stock attributable to such stockholders); and (ii) from the date 91 days following the closing through one (1) year following the closing, an amount equal to the Fair Value of the Holdback Stock.

11.03 General. All claims for indemnification under this Article Xl must be made prior to the first anniversary of the Effective Date. The party entitled to indemnification shall be referred to as the “Indemnified Party,” and the party obligated to provide such indemnification shall be referred to as the “Indemnifying Party.” The Indemnified Party shall advise the Indemnifying Party in writing of any claim for indemnification (whether or not such claim involves a person or entity that is not a parry to this Agreement) although the failure to provide such written notice shall not discharge the obligation of the indemnifying party hereunder.

Claims by any third party (Third Party”) shall be governed by the following provisions.

(a) The Indemnified Party shall immediately notify the Indemnifying Party in writing of any claim by a Third Party for which the Indemnifying Party has indemnification obligations hereunder and shall acknowledge Its indemnification obligation for such claim in writing. After the Indemnifying Party has received such notice of a claim by a Third Party from the Indemnified Party, the indemnified Party shall allow the Indemnifying Party an opportunity to undertake the prompt and diligent defense, settlement, or other resolution of the claim. In the event the Indemnifying Party assumes the defense as provided above, the Indemnified Party shall have the right to participate in the defense at its own expense, shall cooperate with the Indemnifying Party in

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such defense and will attempt to make available to it on a reasonable basis all such witnesses, records, materials, and information in its possession or under its control relating thereto as is reasonably requested by the Indemnifying Party. Without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed, the Indemnifying Patty shall not, in the defense of such Third Party claim or any litigation resulting therefrom, consent to the entry of any judgment or cuter into any settlement Any settlement of a Third Party claim shall include, as to the Indemnified Party as an unconditional term thereof, a release by the Third Party of the V Indemnified Party from any and all liability in respect of such claim or litigation, unless the Indemnified Party agrees otherwise in writing.

(b) In the event that the Indemnifying Party elects not to assume the defense, is unwilling to acknowledge its indemnification obligations to the Indemnified Party in writing as required by Section 11.03(a) or does not perform or reasonably appears to be incapable of performing such obligations, then, except as set forth below, the Indemnified Party may defend, settle, or otherwise resolve the claim as the Indemnified Party determines to be appropriate. In such case, the Indemnifying Party shall be responsible for all costs incurred, including settlement or other amounts paid to third parties, by the Indemnified Parry in connection therewith and shall cooperate with the Indemnified Party in such defense and attempt to make available to it all such witnesses, records, materials, and information in its possession or under its control relating thereto as is requested by the Indemnified Party. Without the written consent of the Indemnifying Patty, which consent shall not be unreasonably withheld or delayed, the Indemnified Party shall not, in the defense of a Third Party claim or any litigation resulting therefrom, consent to the entry of any judgment or enter into any settlement. Any settlement of a Third Party claim shall include, as to the Indemnifying Party as an unconditional term thereof, a release by the Third Party of the Indemnifying Party from any and all liability in respect of such claim or litigation, unless the Indemnifying Party agrees otherwise in writing. V

11.04 Remedies. Subject to the limits set forth in Sections 11.01 and 1L02 above, the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of any judgment V rendered against and actually paid by the Indemnified Party with respect to any Third Party claim in litigation or upon request by the Indemnified Party for any other Damages arising out of any claim not involving a Third Party. To the extent that the Indemnifying Party refuses to pay in full the Damages owed to the Indemnified Party (subject to the limits set forth above), the Indemnified Party may: (i) offset the Damages against any payments the Indemnified Party may owe the Indemnifying Party and (ii) utilize any legal or equitable remedy to collect from the Indemnifying Party the amount of such Damages. Subject to the limits set forth above, in the case of the Premier Indemnified Parties, they may apply the Fair Value of any Holdback Stock to any indemnification objection due from the Stockholders by canceling such shares.

ARTICLE XII
GENERAL PRO VISIONS

12.01 Survival of Agreement. This Agreement and all terms, warranties and provisions hereof will be true and correct as of the time of closing and will survive the Closing for a period of one (1) year, except as otherwise expressly provided herein and except the claims fur any breaches of Section 4.08 shall survive until the expiration of the applicable statute of limitations.

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      12.02 Notices, All Notices required or permitted hereunder or under any of the Other Agreements (unless such Other Agreement otherwise provides) will be deemed delivered when delivered personally, mailed with proper postage, or sent by a nationally-recognized overnight courier to the respective patties at the following addresses or to such other addresses as each respective pasty may hereafter designate:

(a)        To Premier and Acquisition:
2 Inverness Drive East, Suite 100
Englewood, CO 80112

With a copy sent at the same time and in the same manner to:

James R. Krendl
Krendl Krendl Sachnoff& Way
370 Seventeenth Street, Suite 5350
Denver, CO 80202

(b)        To FuGEN and the Stockholders
To Martin Terwilliger
6001 Montrose ad, Suite 640
Rockville, MD 20852

With a copy sent at the same time and in the same manner to:

Keith Mendelson
Womble Carlyle Sandridge & Rice PLLC
6862 Elm Street
Eighth Floor
McLean, Virginia 22101

12.03 Successors and Assigns. This Agreement will be binding upon the parties hereto and their respective successors, personal representatives, heirs, and assigns. However, no party hereto will have any right to assign any of its obligations pursuant to this Agreement without the prior written consent of all the other parties, except that Premier and Acquisition may assign their tights hereunder to a wholly-owned corporation, limited liability company, or other entity without the consent of any other party.

12.04 Merger. This Agreement and the Other Agreements set forth the entire Agreement of the parties with respect to the subject matter hereof and may not be amended or modified except in writings subscribed to by all of such parties.

12.05 Governing Law. This Agreement is entered into in the City and County of Denver, State of Colorado, will be performed primarily within such state, and, except to the extent governed by the General Corporation Law of the State of Delaware, all issues arising hereunder shall be governed in all respects with the laws of such state.

12.06 Modification or Severance. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such

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provision shall be severed or modified to the extent necessary to render it enforceable and, as so severed or modified, this Agreement will remain in full force and effect.

11.07 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one and the same instrument.

12.08 Arbitration. Lu the event of any dispute arising under this Agreement or any of the Other Agreements (except to the extent specifically otherwise provided in any Other Agreement), such dispute will be resolved by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association or any other arbitration body which is mutually acceptable to the parties participating in the arbitration. The arbitrator shall be given authority to award attorneys’ fees and arbitration costs, in addition to any other relief, in connection with any such arbitration.

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Dated effective March  21  , 2002

STOCKHOLDERS:
SAGEBROOK TECHNOLOGY PARTNERS, L.P.	PREMIER DATA SERVICES, INC., a Delaware Corporation

By: /s/ Jacob Baum	By: /s/ Richard V. Souders
Jacob Baum	Richard V. Souders, President & CEO

PREMIER DATA SERVICES ACQUISITION, INC., a Delaware Corporation

/s/ Jacob Baum	By: /s/ Richard V. Souders
Jacob Baum	Richard V. Souders, President & CEO

FuGEN, INC., a Delaware corporation
/s/ Martin L Terwilliger	By: /s/ Martin L Terwilliger
Martin L Terwilliger	Martin L Terwilliger, President & CEO

SHAREHOLDERS REPRESENTATIVE:

/s/ Martin L Terwilliger
Martin L Terwilliger

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LIST OF EXHIBITS

Exhibit A                      Promissory Note
Exhibit B                      Guaranty and Stock Collateralization Agreement
Exhibit C                      Security Agreement
Exhibit D                      Investor Letter
Exhibit E                      Investor Rights Agreement
Exhibit F                      Release
Exhibit G                      Option to Sell Shares

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LIST OF SCHEDULES

ARTICLE III. PAYMENT OF AND ADJUSTMENT TO PURCHASE PRICE

3.01	FuGEN Common Shares

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS AND FUGEN

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF
SAGEBROOK TECHNOLOGY PARTNERS, L.P. AND BAUM

5.03	No Violation of Laws or Agreements
5.04	Affiliated Transactions

ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF ACQUISITION AND PREMIER

6.03	Premier Shares
6.06	No Violation of Laws or Agreements
6.07 (a)	Financial Statements
6.07(b)	Undisclosed Liabilities
6.09	Receivables
6.11	Contracts
6.13	Affiliated Transactions
6.14	Employee Benefits
6.15	Intellectual Property Rights

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EXHIBIT A

FORM OF PROMISSORY NOTE

PROMISSORY NOTE
March 21, 2002 $___________ FOR VALUE RECEIVED, Premier Data Services, Inc., a Delaware corporation (Maker’), promises to pay to the order of ____________________ (“Holder”), the principal sum of ___________
______________________________ ($ ), together with interest thereon as calculated below, at the rate herein specified.

1. Payment Terms. Maker shall make monthly payments of principal and accrued interest on the unpaid principal balance on the first day of each month commencing April 1, 2003. Such monthly payments shall be the greater of $__________ or (__%) of Maker’s EBIT (hereafter defined). Minimum annual payments made by Maker for each fiscal year of Maker shall total twenty-seven percent (%) of Maker’s EBIT. In the event that monthly payments do not: equal such minimum annual amount, the balance for each calendar year shall be payable on each April 1 The first annual payment pursuant to this Note shall be made on April 1, 2003. If Maker’s payment of any amount set forth in this section would cause the balance in the cash and cash equivalents accounts on the books of Maker (as such books have historically been maintained) to be less than $200,000 at any time, then the payment made hereunder shall be reduced to the extent necessary to maintain a balance in such accounts of greater than $200,000. For this purpose, EBIT will be computed using the same amounts for earnings, interest and taxes (not including depreciation and amortization) as are used in computing EBITDA under Maker’s Management Incentive Plan referred to below. EBIT shall further be increased by increases in executive compensation other than any (i) reasonable increases in base compensation as authorized or hereafter approved by the Compensation Committee of the Maker and consistent with past practice, and (ii) any bonus or other incentive payments made to executive personnel other than as provided for in the Maker’s existing Management Incentive Plan. Monthly EBIT will be determined by Maker’s internal accounting staff and annual EBIT shall be determined based on the audited financial statements prepared by Makers’ outside accountants.

The Maker has issued, or may hereafter issue, other promissory notes to Jacob Baum and Sagebrook Technology Partners. L.P. Such notes are referred to herein as the “Other Notes”. In making determinations of eligible EBIT and available cash, it is understood and agreed that the Maker will never pay more than 50% of EBIT as monthly payments nor will it he obligated to make any payments which will reduce its cash to less than $200,000. Accordingly, payments pursuant to this Note and the Other Notes will be prorated to comply with the foregoing requirements.

2. Interest- The unpaid principal balance and accrued but unpaid interest, from time to time outstanding hereunder shall bear interest from and alter the date hereof until maturity at a rate of eight and one- half percent (8’/ %) per annum, accrued and compounded annually on each December 31.

3. Manner of Payment. All amounts due pursuant to this Promissory Note (the “Note”) shall be paid in cash or other immediately available funds to Holder at the address set forth below or at such other place as Holder may designate in writing, from time to time, in accordance with the provisions set forth below.

4. Prepayment. Maker, without the prior written consent of Holder, may prepay this Note in whole or in part without any prepayment penalty, premium or fcc.

5. Payment In Full. This Note shall terminate upon payment of the full principal amount outstanding hereunder, together with all interest accrued thereon.

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6. Conversion. Holder may. at Holder’s option, convert all, but not part, of the outstanding balance of this Promissory Note to common stock of the Maker at any time after March 19, 2005. The conversion ratio shall be determined based on evaluation of Premier stock of $684817848 per share as adjusted for stock splits, stock dividends, combinations of shares, recapitalizations, reclassifications or other similar events.

7. Acceleration. Unless the Holder consents in writing, any issuance of stock by the Maker (excluding employee options and other existing rights to purchase or convert) for a price of less than $0.68 per share, making adjustment for any subsequent stock splits, stock dividends, combinations of shares, recapitalizations. reclassifications or other similar events, shall cause this Promissory Note to accelerate and become due and payable in full. In addition, this Promissory Note will accelerate if any new shareholder (or affiliated group of shareholders) in a single transaction or series of related transactions, hereafter acquires more than 50 percent of the voting control of the Maker.

8. Default. This Note shall be in default if Maker fails to cure, within fifteen (15) days of receipt of written notice from Holder of default, its failure to make payment of principal or interest due under this Note when the same becomes due and payable. This Note shall also be in default if Maker: (i) shall generally not pay, or shall be unable to pay, its debts as such debts become due; or (ii) shall file, or have filed against it, any proceeding in bankruptcy or any other proceeding under any federal or state statute or rule providing for the relief of debtors, composition of creditors, arrangement, reorganization, receivership, liquidation or any similar event by or against the Maker, that is not dismissed within sixty days after filing. From and after the date of any such default, all principal and interest then due hereunder shall thereafter accrue interest at the rate of twelve percent (12%) per annum, If default shall occur and be continuing and Holder proceeds to enforce or pursue any legal or equitable remedies, Maker agrees to pay all expenses incurred by Holder (including reasonable attorneys’ fees) incident to the enforcement of this Note. Maker agrees that Holder may extend the terms for payment or accept partial payment without discharging or releasing Maker from any of it obligations hereunder.

9. Seniority. This Note will be senior to all debt of the Maker (or its predecessor FuGEN, Inc., a Delaware corporation) except existing debt to the Bank of America and any debt used to refinance such Bank of America debt in whole or in part.

10. Non-Recourse Guarantee. This Note is collateralized by pledges of Maker’s stock by certain stockholders of Maker pursuant to a separate stock collateralization Agreement. Such stockholders have no liability hereunder except to the extent of their obligations to grant pledges of such stock. Any remedies of Holder against such stockholders shall be limited to foreclosure of such stock. The stockholders’ obligations are several and not joint.

11. Security Interest.  This Note is further secured by a security interest in all of the assets of the Maker pursuant to a security agreement of even date. The Holder agrees to subordinate its rights pursuant to this security agreement to any institutional loan pursuant to such institutional lender’s standard subordination agreement.

12. Financial Reports. So long as any amount remains outstanding hereunder, the Maker will deliver to the Holder such summary monthly financial statements of Maker as are made available to other lenders or non-management shareholders.

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13. Miscellaneous

a. Notice. Any and all notices. requests, consents, payments or other communications permitted or required to be given under the terms of this Note will be deemed delivered when delivered personally, mailed with proper postage, or sent by a nationally-recognized overnight courier to the respective party at the following addresses:

Maker:             Premier Data Services, Inc.
2 Inverness Drive East, Suite 100
Englewood, Colorado 80112

Copy to:           James R. Krendl
Krendl Krendl Sachnoff & Way
370 Seventeenth Street, Suite 5350
Denver, Colorado 80202

Holder:             ____________________________
____________________________
____________________________
____________________________

b. in Law. This Note is entered into in Denver, Colorado and its validity, construction and performance shall be governed in all respects by the laws of such state.

c. Assignment This Note is issued pursuant to the Merger Agreement dated as of the date hereof, by and among Maker, Premier Data Services Acquisition, Inc., FuGEN, Inc. and the stockholders of FUGEN, Inc. This Note and the obligations hereunder may not be assigned or transferred to any person or party by Maker without the prior written consent of Holder, which may be withheld in the sole and absolute discretion of Holder. Holder may assign or transfer its rights and obligations to any person or party at any time; provided, that any successor party shall have all rights and obligations of Holder hereunder.

d. Waiver, The parties hereto, including Maker and any guarantors, endorsers, successors, and assigns hereby waive demand, presentment, protest and notice of protest, diligence, and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

e. Usury It is the intention of Maker and Holder to conform strictly to applicable usury laws. Accordingly, no provision of this Note or any agreement entered into in connection with or as security for this Note shall permit Holder to charge, receive, take, or reserve interest in excess of lawful amounts. If any such excess occurs, Holder shall, at its option, apply such excess as a credit against principal or otherwise refund such excess to Maker and the effective rate of interest shall automatically be reduced to the maximum rate allowed by applicable law (including the Jaws of the state of Colorado and the United States of America). This paragraph shall govern over all provisions of this Note and any agreement entered into in connection with or as security for this Note

IN WITNESS WHEREOF, Maker has caused this Note to be duly executed, as of the date first set forth above,

PREMIER DATA SERVICES, INC.

By: /s/ Richard Souders
Richard Souders, President & CEO

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EXHIBIT B

FORM OF GUARANTY AND STOCK COLLATERALIZATION AGREEMENT

NON-RECOURSE GUARANTEE AND
STOCK COLLATERALIZATION AGREEMENT

This Non-Recourse Guarantee and Stock Collateralization Agreement is entered into by and between the undersigned guarantors (the “Debtors”) and Jacob Baum and Sagebrook Technology Partners, L.P. (jointly the “Secured Party”).

1. Collateral. The Collateral consists of the shares of stock of Premier Data Services, Inc. (“Premier”) now owned by the debtors. The number of shares of the Collateral owned by each of the Debtors is set forth opposite his name on the signature page hereof. Each Debtor, with respect to the shares shown as owned by him, represents and warrants that he owns such shares free and clear of any lien, encumbrance, or other pledge arrangement, and that he has full power to pledge the shares pursuant to this Agreement.

2. Non-Recourse Guarantees. Each of the Debtors hereby provides a non-recourse guarantee for the payment of two or more promissory notes issued by Premier to the Secured Party in principal amounts of not less than $700,000 nor more than $934,000 (collectively the “Promissory Notes”). These non-recourse guarantees are given exclusively for the purpose of granting a security interest in the Collateral to secure the payments of such promissory notes. No Guarantor will have any obligation pursuant hereto except to provide a pledge of such Guarantor’s share of the Collateral in accordance with the terms hereof.

3. Pledge of Collateral. Each Debtor hereby pledges the Collateral and grants to the Secured Party a security interest in the shares of Collateral owned by him to secure the payment of such Guarantor’s pro rata share of each of the Promissory Notes. Each Debtor grants a security interest in the Collateral only to the extent of such Debtor’s number of shares on the signature page below. The obligations of the Guarantors are accordingly, non-recourse, individual and several, not joint, and are limited to a pledge of such Debtor’s shares.

4. Rights of Secured Party. In the event of a default pursuant to any Promissory Note, the Secured Party shall have all rights with respect to the Collateral that a Secured Party has pursuant to the Uniform Commercial Code as applicable hereto. Without limiting the generality of the foregoing, the Secured Party may, after due notice in accordance with the Uniform Commercial Code, sell some or all of the Collateral at a foreclosure sale. No Debtor will have any personal liability, other than with respect to the collateral, to the Secured Party.

5. Rights of Debtors. Unless and until a valid foreclosure on the Collateral has occurred pursuant to the Uniform Commercial Code, each Debtor shall continue to own his portion of the Collateral. As such, the Debtors may continue to vote the stock, consent to actions as a shareholder, receive dividends thereon, and otherwise receive and enjoy the benefits of ownership. However, any securities issued with respect to the Collateral (including stock dividends and stock in exchange) shall constitute additional Collateral and shall continue to be subject to the terms of this Agreement,

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6. Escrow Agent. The parties mutually designate Premier as the Escrow Agent to hold the Collateral in accordance with the terms of this Agreement. Premier shall, upon proof of completion of any foreclosure, deliver such shares to the Secured Party. Hugh Williamson will, upon written request by the Secured Party, cause his shares of Collateral to be delivered to a mutually acceptable third party escrow agent.

7. Termination. This Agreement will terminate at such time as the Promissory Notes have been paid in full. If Promissory Notes totaling $700,000 in the original principal amount have been paid in full, but if the Secured Party still owns shares of stock which he may require Premier to purchase pursuant to a separate Option to Sell Shares agreement, then this Agreement shall not terminate until the later of (i) April 1, 2005, or (ii) such date as any promissory note which is issued pursuant to the Option to Sell Shares has been paid in full

8. General Previsions. The following general provisions shall apply to this Agreement.

(a) This Agreement is entered into in the State of Colorado with respect to the stock of a Colorado corporation and shall be governed in all respects by the laws of the state of Colorado.

(b) This Agreement is binding upon the parties hereto and their respective successors and assigns, but no party shall assign any of its rights or obligations hereunder except with the written consent of the other parties.

(c) This Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and may not be amended or modified except in writing subscribed to by all parties.

(d) Any notice relating to termination of this Agreement or release of Collateral shall include evidence that a copy thereof has been delivered to both the Secured Party and the Debtor.

Dated the ______ day of March, 2002.

SECURED PARTY:                                        SECURED PARTY:
SAGEBROOK TECHNOLOGY PARTNERS, LP.

By:. __________________________________                                                              /s/ Jacob Baum
               Jacob Baum

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DEBTORS:                                                                                                                No. of Shares

_________________________                                                                                                _________________________

_________________________                                                                                                _________________________

_________________________                                                                                                _________________________

_________________________                                                                                                _________________________

_________________________                                                                                                _________________________

_________________________                                                                                                _________________________

_________________________                                                                                                _________________________

_________________________                                                                                                _________________________

_________________________                                                                                                _________________________

_________________________                                                                                                _________________________

_________________________                                                                                                _________________________

_________________________                                                                                                _________________________

_________________________                                                                                                _________________________

_________________________                                                                                                _________________________

_________________________                                                                                                _________________________

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STATE OF COLORADO

UNIFORM COMMERCIAL CODE—SECURITY AGREEMENT

Debtor:

Name: ____

(Exact Legal Name Required)

Address:

Residence: ____

No. Street City State

Business: ____

No. Street City State

Secured Party:

Name: ____

Address: ____

No. Street City State

Debtor, for consideration, hereby grants to Secured Party a security interest in the following property and any and all additions, accessions and substitutions thereto or therefor (hereinafter called the "COLLATERAL"):

To secure payment of the indebtedness evidenced by ________ certain promissory note _____ of even date herewith, payable to the Secured Party, or order, as follows:

DEBTOR EXPRESSLY WARRANTS AND COVENANTS:

1. That except for the security interest granted hereby Debtor is, or to the extent that this agreement states that the Collateral is to be acquired after the date hereof, will be, the owner of the Collateral free from any adverse lien, security interest or encumbrances; and that Debtor will defend the Collateral against all claims and demands of all persons at anytime claiming the same or any interest therein.

2. The Collateral is used or bought primarily for:

☐ Personal, family or household purposes;
☐ Use in farming operations;
☐ Use in business.

3. That Debtor's residence, state of organization or chief executive office is as stated herein, and the Collateral will be kept at

____

No. and Street City County State

4. If any of the Collateral is oil, gas, or minerals to be extracted or timber to be cut, or goods which are or are to become fixtures, said Collateral concerns the following described real estate situate in the ________________ County of ______________________ and State of Colorado, to wit:

No. UCC 1205. Rev. 8-01. UNIFORM COMMERCIAL CODE—SECURITY AGREEMENT

Bradford Publishing, 1743 Wazee St., Denver, CO 80202 — (303) 292-2500 — www.bradfordpublishing.com — 9-01

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EXHIBIT D

FORM OF INVESTOR LETTER

March ____ 2002

Board of Directors
Premier Data Services, Inc.
2 Inverness Drive East, Suite 100
Englewood, Colorado 80112
Re: Investment Letter

Gentlemen:

The undersigned hereby acknowledges to Premier Data Services, Inc. (“Premier”) that (1) the shares of Premier’s $0.00 1 par value common stock (the “Shares”) which were acquired from Premier were acquired for the undersigned’s own account, for investment, and not with a view to the distribution thereof; (2) prior to acquisition thereof, the undersigned has received all information which has been requested or is appropriate; (3) prior to acquisition thereof the undersigned had the requisite sophistication to expect, demand and understand the kind of information required to make a knowledgeable investment decision with respect to accepting the Shares in exchange for shares of FUGEN, Inc. stock; (4) the undersigned will not offer, sell, transfer or otherwise dispose of the Shares except in a transaction which does not violate the Securities Act of 1933, as amended (the “Act”); and (5) the Shares are ‘restricted securities” as that term is defined in Rule 144 of the General Rules and Regulations under the Act.

The undersigned acknowledges and understands that the Shares are unregistered and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. Premier is the only person which may register its securities under the Act. Furthermore, except as set forth in that certain Investors’ Rights Agreement of even date herewith among Premier, the undersigned and the other parties named therein, Premier has not made any representations, warranties or covenants to the undersigned regarding the registration of the Shares or compliance with an exemption under the Act.

The undersigned acknowledges that the undersigned is fully aware of the applicable limitations on the resale of the Shares. Rule 144 permits sales of “restricted securities” upon compliance with certain requirements. If Rule 144 is available for the resale of the Shares, the undersigned may resell the Shares only in accordance with its Limitations.

Any and all Certificates representing the Shares, and any securities issued in replacement, exchange, or conversion therefore, shall bear a legend in a form substantially as follows, which legend the undersigned has read and understands:

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Board of Directors
Premier Data Services, Inc.
March , 2002
Page Two

“The securities represented by this stock certificate have not been registered under the Securities Act of 1933 (the “Act”) or applicable state securities laws (the “State Acts”) and shall not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to the Corporation of a favorable opinion of its counsel or the submission to the Corporation of such other evidence as may be satisfactory to counsel for the Corporation, to the effect that any such transfer shall not be in violation of the Act and. the State Acts”

The undersigned further agrees that Premier shall have the right to issue stop transfer instructions to its transfer agent to bar the transfer of any of my certificates except in accordance with the Act. The undersigned acknowledges that the undersigned has been informed that Premier intends to issue such instructions.

The undersigned’s representations and agreements contained herein arc made to induce Premier to issue these Shares to the undersigned and each constitutes a material portion of the consideration for such issuance.

Very truly yours,

__________________________________

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EXHIBIT E

FORM OF INVESTORS’ RIGHTS AGREEMENT

PREMIER DATA SERVICES, INC.

INVESTORS’ RIGHTS AGREEMENT

This Investors’ Rights Agreement (the “Agreement”) is made as of March 2002 by and among Premier Data Services, Inc., a Delaware corporation (the “Company”), and each of the persons and entities who have received shares of the Company’s Stock pursuant to the Merger Agreement of even date herewith (individually, a “Purchaser,” and collectively, the “Purchasers”) (the “Merger Agreement”).

WHEREAS, the Company and the Purchasers are parties to the Merger Agreement;
WHEREAS, in order to induce the Company to enter into the Merger Agreement and to induce the Purchasers to invest funds in the Company pursuant to the Merger Agreement, the Purchasers and the Company hereby agree that this Agreement shall govern the rights of the Purchasers to cause the Company to register shares of Common Stock issuable to the Purchasers and certain other matters as set forth herein;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1

Restriction on Transferability Registration Rights

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Commission” shall mean the Securities and Exchange Commission or any successor agency.

“Common Stock” shall mean the common stock, $.001 par value per share, of the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor law thereto.

“Holder” shall mean any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.14 hereof:

“Initial Public Offering” shall mean an effective registration statement on Form SB (or its equivalent) under the Securities Act of 1933, as amended,

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the public of Common Stock for the account of the Company in cash proceeds to the Company, net of underwriting discounts, commissions, and a per share price of at least $5.00 (as adjusted for stock splits, recapitalization and the like).

“Promissory Notes” shall mean the promissory notes issued by the Company to certain Purchasers pursuant to the Merger Agreement.

“Registrable Securities” shall mean (i) the Shares issued under the Merger Agreement, (ii) the Shares, if any, issued upon conversion of the Promissory Notes, and (iii) any Shares issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the Shares described in clauses (i) and (ii) above, excluding in all cases, however any Shares sold by a person in a transaction in which his rights under this Section 1 are not assigned.

The terms “register” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 1.5, 1.6 and 1.7 hereof, including, without limitation,, all, registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to r required by any such registration but excluding all Selling Expenses.
“Restricted Securities” shall mean the securities of the Company required to bear the legend set forth in Section 1.3 hereof (or any similar legend).

“Rule 144” shall mean Rule 144 promulgated under the Securities Act or any successor rule thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any successor law thereto.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and any fees of counsel to any Holder.

“Shares” shall mean the shares of Common Stock.

1.2 Restrictions on Transferability. The Restricted Securities shall not be transferable except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder of Restricted Securities will cause any proposed transferee of the Restricted Securities held by such Holder to agree to take and hold such Restricted Securities subject to the provisions and upon the conditions specified in this Agreement.

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1.3 Restricted Legend. Each certificate representing the Common Stock and any other securities issued in respect of the Common Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 1.4 below) he stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

“THE SECURITIES REPRESENTED BY THIS STOCK CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”) AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE CORPORATION OF A FAVORABLE OPINION OF ITS COUNSEL OR THE SUBMISSION TO THE CORPORATION OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE CORPORATION, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE ACTS.”

Each Purchaser and Holder consents to the Company’s making a notation on its records and giving instructions to any transfer agent of the Common Stock in order to implement the restrictions on transfer established in this Section 1.3.

1.4 Notice of Proposed Transfers. The Holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 1.4. Prior to any proposed transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by either (I) a written opinion of legal counsel, who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company’s counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or (ii) a “No Action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken. with respect thereto, whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legends described above, except that such certificates shall not bear any such restrictive legend if in the opinion of counsel for the Company such legend is not required.

1.5  Requested Registration.

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essential  to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders requesting such registration; provided, however, that the Company may not utilize this right more than twice in any twelve (12) month period.
(b) Underwriting. If the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request and the Company shall include such information in its written notice to the other Holders. The right of any Holder to registration pursuant to this Section 1.5 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.

The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into a underwriting agreement in customary form with the managing underwriter reasonably acceptable to the Company and selected for such underwriting by the Holders of a majority of the Registrable Securities proposed by such Holders to be distributed through such underwriting. Notwithstanding any other provision of this Section 1.5, if the managing underwriter advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then, subject to the provisions of Section 1.5(a), the Company shall so advise all Holders and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders requesting inclusion in the registration in proportion, as nearly as practicable, to the respective amounts of Registrable Securities originally requested by such Holders to be included in the registration statement. No Registrable Securities excluded from the underwriting by reason of the managing underwriter’s marketing limitation shall be included in such registration.

If the managing underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of others in such registration if the underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited, and provided that the Company or the other selling shareholders shall bear an equitable share of the Registration Expenses in connection with such registration and underwriting.

If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person. may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the other Holders The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration; provided, however, that if, by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 1.5.

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(a) Request for Registration.  If at any time after the first to occur of (i) January 31, 2006 or (ii) the expiration of six months following the initial public offering of the securities of the Company, the Company shall receive from any Holder or group of Holders of Registrable Securities, representing not less than 40% of the Registrable Securities then outstanding, a written request that the Company effect any registration, qualification or compliance with respect to Registrable Securities if the aggregate offering price to the public would be at least $20,000,000, the Company will:

(1) promptly give written notice of the proposed registration, qualification, or compliance to all other Holders; and

(2) as soon as practicable, use its reasonable best efforts to effect within 120 days of the receipt of such request such registration, qualification or compliance with the Commission (including, without limitation, the execution of an undertaking to file post effective amendments, appropriate qualification under applicable blue sky or other State securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as’ may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all, or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.5:

(A) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(B) prior to 90 days immediately following the effective date of any registration statement pertaining to securities of the Company (or 180 days in the case of the first registration statement of the Company and other than a registration of securities in a Rule 145 transaction under Rule 145 promulgated under the Securities Act (‘Rule 145”) or with’ respect to an employee benefit plan); or

(C) after the Company has effected two such registrations pursuant to this Section 1.5 and such registrations have been declared or ordered effective by the Commission.
Subject to the foregoing clauses, the Company shall file a registration statement with the Commission covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of any Holder or Holders. If, however the Company shall furnish to the Holder or Holders requesting a registration statement pursuant to this Section 1.5 its certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore (a) Notice of Registration. If the Company shall determine to register any of its securities other than: (i) a registration relating solely to employee benefit plans or (ii) a registration relating solely to a transaction pursuant to Rule 145 promulgated under the Securities Act, the Company will:

(1) promptly give to each Holder written notice thereof, and

(2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder or Holders.
(h) rut-back and Allocation. Notwithstanding any other provision of this Section 1.6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting. In such event, the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders but in no event shall the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities in such offering, unless such offering is the initial public offering of the Company’s securities, in which case, the selling shareholders may be excluded if the underwriters make the determination described above and no other shareholder’s securities are included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

1.7 Registration on Form 3. In case the Company shall receive from any Holder or Holders of not less than twenty-five percent (25%) of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form 5-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall as soon as practicable use its reasonable best efforts. to qualify for registration on Form S-3, and to that end, the Company shall comply with, the reporting requirements of the Exchange Act. After the Company has qualified for the use of Form S-3, each Holder shall have the right to request that the Company register such Holder’s Registrable Securities on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by each such Holder and that the Company maintain the effectiveness of such registration statement until all Registrable Securities requested to be registered under this Section 1.7 are sold), subject to the following limitations:
(a) the Company shall not be obligated to cause a registration on Form 5-3 to’ become effective prior to 90 days following the effective date of any registration statement pertaining to securities of the Company (or 180 days in the case of the Company’s first

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registration and other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Ride 145);

(b) the Company shall not he obligated to cause a registration on Form S-3 to become effective prior to expiration of 180 days following the effective date of the most recent registration pursuant to a request under Section 1.5 of this Agreement;

(c) the Company shall not be required to effect a registration on Form S-3 unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least S I ,000,000 and shall not be required to effect more than two (2) registrations on Form S-3 per calendar year; and

(d) if the Company shall furnish to the Holder or Holders requesting registration pursuant to this Section 1.7 a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration on Form S-3 to be filed and it is therefore essential to defer such filing, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders requesting such registration on Form 5-3; however, that the Company may not utilize this right more than twice in any twelve (12) month period.

1.8 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 1.5, Section 1 .6, or Section 1.7, excluding underwriting discounts and commissions, shall be borne by the Company; provided, however, that the Company shall be required to pay the Costs of only the lead legal counsel of the Holders, the selection of which must be with the approval of the Company, which approval shall not be unreasonably withheld. All Selling Expenses relating to securities registered by the Holders pursuant to either Section 1.5, Section 1.6, or Section 1.7, shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered. Notwithstanding the foregoing, the Company shall not be required to pay for Registration Expenses pursuant to Section 1.5 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (which Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to demand one registration pursuant to Section 1.5; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition or business of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of such Registration Expenses and shall retain their rights pursuant to Section 1.5.

1.9 In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

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1.10 Termination of Registration Rights. The registration tights granted pursuant to this Agreement shall terminate as to any Holder upon the earlier of(i) the second anniversary of the effective date of the initial public offering of the securities of the Company or (ii) such date after the closing of the first Company-initiated registered public offering of Common Stock of the Company as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period.
.11 Indemnification.

(a) To the extent permitted by law, the Company will indemnify each Holder, each of its officers, directors and partners and such Holder’s legal counsel and independent accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, With respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or the Exchange Act or Securities act of any state or any rule or regulation thereunder, and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners and such Holder’s legal counsel and independent accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

(b) Each Holder will, severally and not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, and its legal counsel and independent accountants, and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or

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alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim., loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by art instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each such Holder hereunder shall be limited to an amount equal to the proceeds, net of underwriting discounts and commissions but not expenses, to each such Holder or Registrable Securities sold as contemplated herein.

(c) Each party entitled to indemnification under this Section 1.11 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party’) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense or any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any indemnified Party to give notice as provided herein shall, not relieve the Indemnifying Party of its obligations under this Agreement. except to the extent, but only to the extent, that the Indemnifying Party’s ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff 10 such indemnified Party of a release from all liability in respect to such claim or litigation.

(d) If the indemnification provided for in this Section 1.11 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim damage, or expense referred to therein, then the Indemnified Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnified Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnified Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnified Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. hi no event shall any contribution by a Holder under this Section 1 11(d) exceed the proceeds, net of

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underwriting discounts and commissions but not expenses, from the offering received by such Holder.

1.12  Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration. qualification or compliance referred to in this Agreement.

1.13 Rule 144 Reporting. With a view to making available the benefits of Rule 144 or any other rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company. the Company agrees to use its reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) furnish to Holders upon request a written statement as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

1.14 Transfer of Rights. The rights granted hereunder to cause the Company to register securities may be assigned to any affiliate, constituent partner (including limited partner), or immediate family members of a Purchaser.

1.15 Limitations on Subsequent Registration Rights. From and after the date of this Agreement the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities without the prior written consent of Holders of a majority of the Registrable Securities then outstanding.

1.16 Market Standoff. Each Holder hereby agrees that, during the period of duration (up to, but not exceeding, 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer

44.

or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

(a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

(b) all officers and directors of the Company, all one-percent security Holders, and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and each Holder agrees that, if so requested, such Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 116.

Notwithstanding the foregoing, the obligations described in this Section 1.16 shall not apply to a registration relating solely to employee benefit plans on Form S-i or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

SECTION 2
Miscellaneous

The Company hereby covenants and agrees as follows.

2.1 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Colorado, as applied to agreements entered into, and to be performed entirely in such state, between residents of such state.

The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of Colorado with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

2.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

2.3 Notices, Etc. All notices and other communications required or permitted hereunder, shall be in writing and shall be sent by facsimile, personally delivered, mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by a

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nationally-recognized overnight courier, addressed (a) if to Purchaser, at such Purchaser’s facsimile number or address as set forth on the signature page of the Merger Agreement, or at such other address or as such Purchaser shall have furnished to the Company in writing, or (b) if to any other Holder, of any Registrable Securities, at such address as such Holder shall have furnished the Company in writing, or, until any such Holder so furnishes an address to the Company, then to and at the address of the last Holder of such Registrable Securities who has so furnished an address or facsimile number to the Company, or c) if to the Company, at its facsimile number or address set forth on the signature page hereto addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Purchaser. Any such notice OT communication shall be deemed to have been received (A) in the case of personal delivery, on the date of such delivery, (B) in the case of a nationally-recognized overnight Courier, on the next business day after the dale when sent, (C) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted and D) in the case of delivery via facsimile, one (1) business day after the date of transmission provided that said transmission is confirmed telephonically on the date of transmission.

2.4 Delays or Omissions.   No delay or omission to exercise any right, power or remedy accruing to any Holder of any Registrable Securities upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

2,5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

2.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with the terms.

2.7 Amendment and Waiver. Any provision of this Agreement may be amended or waived with the written consent of the Company and the Holders of at least a majority of the outstanding shares of the Registrable Securities. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holders of Registrable Securities, or agree to accept alternatives to such performance, without obtaining the consent of any Holder of Registrable Securities. Any amendment or waiver effected in accordance with this

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Section 2.7 shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future Holder of all such Registrable Securities, and the Company.

2.8 of Holders. Each Holder of Registrable Securities shall have the absolute right to exercise or refrain from exercising any right or rights that such Holder may have by reason of this Agreement, including. without limitation, the tight to consent to the waiver or modification of any obligation under this Agreement, and such Holder shall not incur any liability to any other Holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

2.9 Counterparts. This Agreement may be executed in any number of counterparts each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

2.10 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

2.11 Termination of Entire Agreement Change of Control. This Agreement shall terminate, and have no further force and effect, when the Company shall sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of; provided that this subsection 2.11 shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company.

(SIGNATURE PAGE TO FOLLOW)

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IN WITNESS WHEREOF, the undersigned have executed this investors’ Rights Agreement as of the date set forth above.

COMPANY: PREMIER DATA SERVICES, INC.

By:  /s/  Richard V. Souders
Richard V. Souders, President and CEO
2 Inverness E)rive East
Englewood, CO 80112

PURCHASER:

By:___________________________________________

Name:________________________________________
          (print)

Title:_________________________________________

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

48.

EXHIBIT F

FORM OF RELEASE AND WAIVER

RELEASE AND WAIVER

This Release and Waiver is provided by the undersigned shareholder (the “Shareholder”) dated effective as of the date set forth below.

1. The Shareholder is a shareholder of FuGEN, Inc. (“FuGEN”) which is merging with Premier Data Services Acquisition, Inc., a wholly owned subsidiary of Premier Data Services, Inc (jointly “Premier”),

2. This Release is being executed and delivered in accordance with the Merger Agreement of even date herewith by and among FUGEN, Premier and all of the shareholders of FuGEN (the “Merger Agreement”).

3. In consideration for the Premier stock and/or other consideration received by the Shareholder pursuant to the Merger Agreement, the Shareholder acting on behalf of himself and his successors, heirs, executors, administrators, representatives, affiliates, agents and assigns (all of whom are included within the defined term “Shareholder”) fully and unconditionally forever releases and discharges Premier and its successors, assigns, subsidiaries and affiliates including its officers, directors, and agents (all of whom are included within the defined term “Premier”) of all obligations of any nature whatsoever that have accrued as of the date of this Release and Waiver or that may accrue hereafter as a result of facts existing as of the date of this Release and Waiver, except (i) obligations arising under the Merger Agreement or any agreements or documents executed in connection therewith, and (ii) f applicable, obligations of FuGEN and/or Premier for accrued but unpaid salary or other agreed upon benefits or payments in Shareholder’s capacity as an employee.

4. The Shareholder hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against Premier based upon any matter purported to be released hereby.

5. The release of Premier hereunder expressly includes a release of any claims against FuGEN that have accrued as of the date of this Release and Waiver or that may accrue hereafter as a result of facts existing as of the date of this Release and Waiver.

6. The Shareholder further agrees to indemnify and hold harmless Premier from and against all losses, liabilities, or expenses arising directly or indirectly from or in connection with the assertion by or on behalf of the Shareholder of any claim purported to be released hereunder

7. If any provision of this Release and Waiver is held invalid or unenforceable, the other provisions of this Release and Waiver will remain in fill force and effect.

Executed effective the ______ day of March, 2002.

SHAREHOLDER:

        ______________________________

49.

EXHIBIT G

FORM OF
OPTION TO SELL SHARES

OPTION TO SELL SHARES

Premier Data Services, Inc. (“Premier”) agrees with Jacob Baum and Sagebrook Technology Partners, LP. (jointly “Sagebrook”) as follows:

1. Purpose. In connection with the recent merger of FuGEN, Inc. (“FuGEN”) and a subsidiary of Premier, Sagebrook has acquired certain shares of common stock of Premier. The parties wish to provide an opportunity to Sagebrook to redeem a portion of such shares on or after March 31, 2004, in accordance with the terms set forth below.

2. Right to Sell. At any time after March 1. 2004 and prior to April 1, 2005, Sagebrook may, by delivery of written notice to Premier at least 30 days in advance, require that Premier purchase 292.048 shares of Premier stock owned by Sagebrook. This provision relates to Premier stock now owned by Sagebrook and the appropriate number of shares will be adjusted in the event of any stock dividend, stock split, consolidation, or other transaction affecting such shares. The 292,048 shares (or future equivalent) are referred to herein as the ‘Put Shares”.

3. Purchase Price. The purchase price for the Put Shares will be the sum of $234,000 (the “Purchase Price”).

4. Payment of Purchase Price. The Purchase Price will be paid in cash to the extent that Premier, as of the time of receipt of notice of the intent of Sagebrook to sell, has more than $200,000 in cash or cash equivalents on hand. To the extent that the excess cash accounts o, Premier are less than $434,000, the Purchase Price will be paid in the form of delivery of a promissory note. Such promissory note shall be substantially in the same form as the promissory notes to Sagebrook attached hereto as exhibits, and shall be secured in the same manner as such notes.

5. Right of Sagebrook. The terms of this Agreement are intended to constitute an option to sell in favor of Sagebrook. Sagebrook has no obligation pursuant to this Agreement to retain the Put Shares and, subject to any other restrictions which may exist, Sagebrook has the right to sell or otherwise transfer such shares to third parties. However, the rights contained herein are personal to Sagebrook and may not be assigned or otherwise transferred to any third party except with the prior written consent of Premier.

Dated this ___ day of March, 2002

PREMIER DATA SERVICES, INC.                                                SAGEBROOK TECHNOLOGY
PARTNERS, L.P.

By: /s/ Richard Souders                                                                     By:___________________________
Richard Souders, President                                                               Name:_________________________
      Its:____________________________

                                            /s/ Jacob Baum
                                            Jacob Baum
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